========================================================================



                          Halliburton Company

                                  AND

                              JPMORGAN CHASE BANK,

                              as Trustee

            3?% Convertible Senior Notes due July 15, 2023

                               INDENTURE
                       Dated as of June 30, 2003


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

RECONCILIATION AND TIE BETWEEN THE TRUST INDENTURE ACT OF 1939 AND THE INDENTURE
                           DATED AS OF JUNE 30, 2003


TRUST INDENTURE
 ACT SECTION                                                INDENTURE SECTION(S)

Section  310(a)(1)................................................11.10
         (a)(2)...................................................11.10
         (a)(3)...................................................Not Applicable
         (a)(4)...................................................Not Applicable
         (a)(5)...................................................11.10
         (b)......................................................11.10
         (c)......................................................Not Applicable
Section  311(a)...................................................11.11
         (b)......................................................11.11
         (c)......................................................Not Applicable
Section  312(a)...................................................2.5
         (b)......................................................14.3
         (c)......................................................14.3
Section  313(a)...................................................11.6
          (b).....................................................11.6
          (c).....................................................11.6
          (d).....................................................11.6
Section  314(b)...................................................Not Applicable
         (c)(1)...................................................14.4
         (c)(2)...................................................14.4
         (c)(3)...................................................Not Applicable
         (d)......................................................Not Applicable
         (e)......................................................14.5
Section  315(a)...................................................11.1(b)
         (b)......................................................11.5
         (c)......................................................11.1(a)
         (d)......................................................11.1(c)
         (e)......................................................10.9
Section  316(a)(1)................................................10.7
         (a)(2)...................................................Not Applicable
         (a)(last sentence).......................................14.6
         (b)......................................................10.4
Section  317(a)(1)................................................10.2
         (a)(2)...................................................10.2
         (b)......................................................2.4
Section  318(a)...................................................14.1

--------------------------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I Definitions and Incorporation by Reference.........................1

         SECTION 1.1.         Definitions....................................1
         SECTION 1.2.         Incorporation by Reference of Trust
                              Indenture Act.................................11
         SECTION 1.3.         Rules of Construction.........................11

ARTICLE II The Notes........................................................12

         SECTION 2.1.         Form, Dating and Terms........................12
         SECTION 2.2.         Execution and Authentication..................21
         SECTION 2.3.         Registrar, Conversion Agent and Paying
                              Agent.........................................22
         SECTION 2.4.         Paying Agent To Hold Money in Trust...........22
         SECTION 2.5.         Holder Lists..................................23
         SECTION 2.6.         Transfer and Exchange of Notes................23
         SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional
                              Accredited Investors..........................25
         SECTION 2.8.         Mutilated, Destroyed, Lost or Stolen Notes....26
         SECTION 2.9.         Outstanding Notes.............................27
         SECTION 2.10.        Temporary Notes...............................28
         SECTION 2.11.        Cancellation..................................28
         SECTION 2.12.        Payment of Interest; Defaulted Interest.......28
         SECTION 2.13.        Computation of Interest.......................29
         SECTION 2.14.        CUSIP Numbers.................................29
         SECTION 2.15.        Issuance, Transfer and Exchange of
                              Common Stock Issuable Upon Conversion
                              of the Notes..................................30
         SECTION 2.16.        Bid Solicitation Agent........................30

ARTICLE III Covenants.......................................................31

         SECTION 3.1.         Payment of Notes..............................31
         SECTION 3.2.         Restriction on Creation of Secured Debt.......31
         SECTION 3.3.         Restriction on Sale and Leaseback
                              Transactions..................................32
         SECTION 3.4.         Restriction on Transfer of Principal
                              Property to Unrestricted Subsidiary...........33
         SECTION 3.5.         Maintenance of Office or Agency...............33
         SECTION 3.6.         Money for Note Payments to Be Held
                              in Trust......................................34
         SECTION 3.7.         Corporate Existence...........................35

         SECTION 3.8.         Payment of Taxes and Other Claims.............35
         SECTION 3.9.         Further Instruments and Acts..................36
         SECTION 3.10.        Additional Amounts Notices....................36

ARTICLE IV Successor Company................................................36

         SECTION 4.1.         Merger and Consolidation......................36

ARTICLE V Redemption of Notes...............................................37

         SECTION 5.1.         Optional Redemption...........................37
         SECTION 5.2.         Applicability of Article......................37
         SECTION 5.3.         Election to Redeem; Notice to Trustee.........37
         SECTION 5.4.         Selection by Trustee of Notes to Be
                              Redeemed......................................37
         SECTION 5.5.         Notice of Redemption..........................38
         SECTION 5.6.         Deposit of Redemption Price...................39
         SECTION 5.7.         Notes Payable on Redemption Date..............39
         SECTION 5.8.         Notes Redeemed in Part........................39

ARTICLE VI Purchase Upon a Fundamental Change...............................40

         SECTION 6.1.         Purchase at the Option of the Holder
                              Upon a Fundamental Change.....................40
         SECTION 6.2.         Notice of Fundamental Change..................40
         SECTION 6.3.         Exercise of Option............................40
         SECTION 6.4.         Procedures....................................41

ARTICLE VII Optional Purchase...............................................42

         SECTION 7.1.         Purchase of Notes by the Company at the
                              Option of the Holder..........................42

ARTICLE VIII Conditions and Procedures for Purchases at Option of Holders...44

         SECTION 8.1.         Notice of Purchase Date or Fundamental
                              Change........................................44
         SECTION 8.2.         Effect of Purchase Notice or Fundamental
                              Change Purchase Notice; Effect of Event
                              of Default....................................45
         SECTION 8.3.         Notes Purchased in Part.......................46
         SECTION 8.4.         Covenant to Comply with Securities Laws
                              Upon Purchase of Notes........................46
         SECTION 8.5.         Repayment to the Company......................46
         SECTION 8.6.         Officers' Certificate.........................47

ARTICLE IX Conversion of Notes..............................................47

         SECTION 9.1.         Right to Convert..............................47
         SECTION 9.2.         Conversion Procedures.........................48
         SECTION 9.3.         Cash Payments in Lieu of Fractional Shares....49
         SECTION 9.4.         Taxes on Conversion...........................50
         SECTION 9.5.         Covenants of the Company......................50
         SECTION 9.6.         Adjustments to Conversion Rate................50
         SECTION 9.7.         Calculation Methodology.......................53
         SECTION 9.8.         When No Adjustment Required...................54
         SECTION 9.9.         Notice of Adjustment..........................54
         SECTION 9.10.        Voluntary Increase............................54
         SECTION 9.11.        Notice to Holders Prior to Certain Actions....55
         SECTION 9.12.        Effect of Reclassification, Consolidation,
                              Merger, Binding Share Exchange or Sale........55
         SECTION 9.13.        Responsibility of Trustee.....................56
         SECTION 9.14.        Simultaneous Adjustments......................56
         SECTION 9.15.        Successive Adjustments........................57
         SECTION 9.16.        General Considerations........................57
         SECTION 9.17.        Payment of Cash in Lieu of Common Stock.......57

ARTICLE X Defaults and Remedies.............................................58

         SECTION 10.1.        Events of Default.............................58
         SECTION 10.2.        Payment of Notes On Default; Suit Therefor....60
         SECTION 10.3.        Application of Moneys Collected by Trustee....61
         SECTION 10.4.        Proceedings by Holders........................62
         SECTION 10.5.        Proceedings by Trustee........................63
         SECTION 10.6.        Remedies Cumulative and Continuing............63
         SECTION 10.7.        Direction of Proceedings; Waiver of
                              Defaults by Majority of Holders...............63
         SECTION 10.8.        Notice of Defaults............................63
         SECTION 10.9.        Undertaking to Pay Costs......................64

ARTICLE XI Trustee..........................................................64

         SECTION 11.1.        Duties of Trustee.............................64
         SECTION 11.2.        Rights of Trustee.............................65
         SECTION 11.3.        Individual Rights of Trustee..................67
         SECTION 11.4.        Trustee's Disclaimer..........................67

         SECTION 11.5.        Notice of Defaults............................67
         SECTION 11.6.        Reports by Trustee to Holders.................67
         SECTION 11.7.        Compensation and Indemnity....................67
         SECTION 11.8.        Replacement of Trustee........................68
         SECTION 11.9.        Successor Trustee by Merger...................69
         SECTION 11.10.       Eligibility; Disqualification.................69
         SECTION 11.11.       Preferential Collection of Claims
                              Against Company...............................69

ARTICLE XII Satisfaction and Discharge of Indenture; Unclaimed Moneys.......70

         SECTION 12.1.        Satisfaction and Discharge of Indenture.......70
         SECTION 12.2.        Application by Trustee of Funds Deposited
                              for Payment of Notes..........................71
         SECTION 12.3.        Repayment of Moneys Held by Paying Agent......72
         SECTION 12.4.        Return of Moneys Held by Trustee and
                              Paying Agent Unclaimed for Two Years..........72
         SECTION 12.5.        Indemnity for U.S. Government Obligations.....72

ARTICLE XIII Amendments.....................................................72

         SECTION 13.1.        Without Consent of Holders....................72
         SECTION 13.2.        With Consent of Holders.......................73
         SECTION 13.3.        Compliance with Trust Indenture Act...........74
         SECTION 13.4.        Revocation and Effect of Consents
                              and Waivers...................................74
         SECTION 13.5.        Notation on or Exchange of Notes..............74
         SECTION 13.6.        Trustee To Sign Amendments....................74

ARTICLE XIV Miscellaneous...................................................75

         SECTION 14.1.        Trust Indenture Act Controls..................75
         SECTION 14.2.        Notices.......................................75
         SECTION 14.3.        Communication by Holders with Other
                              Holders.......................................76
         SECTION 14.4.        Certificate and Opinion as to Conditions
                              Precedent.....................................76
         SECTION 14.5.        Statements Required in Certificate or
                              Opinion.......................................76
         SECTION 14.6.        When Notes Disregarded........................76
         SECTION 14.7.        Rules by Trustee, Paying Agent and
                              Registrar.....................................77
         SECTION 14.8.        Governing Law.................................77
         SECTION 14.9.        No Recourse Against Others....................77
         SECTION 14.10.       Successors....................................77
         SECTION 14.11.       Multiple Originals............................77
         SECTION 14.12.       Variable Provisions...........................77
         SECTION 14.13.       Qualification of Indenture....................77

                                    EXHIBITS


EXHIBIT A          Form of Note
EXHIBIT B          Form  of  Transfer  Certificate  for  Transfer  of Restricted
                   Common Stock

     INDENTURE, dated as of June 30, 2003, among Halliburton Company, a Delaware
corporation  (the   "Company"),   and  JPMorgan  Chase  Bank,  as  trustee  (the
"Trustee").

                             Recitals of the Company
                             -----------------------

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $1,200,000,000 principal amount of the Company's 3?% Convertible Senior Notes due July 15, 2023, convertible into common stock, par value $2.50 per share (the "Common Stock"), of the Company, issued on the Issue Date (the "Notes").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

     SECTION 1.1. Definitions.

     "Actual Knowledge" has the meaning set forth in Section 11.2(g).

     "Additional Amounts" has the meaning set forth in Section 3.10.

     "Additional  Amounts  Notice"  shall have the  meaning set forth in Section
3.10.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Common Equity of a Person shall be deemed to be control.

     "Agent Members" has the meaning set forth in Section 2.1(h).

     "Authenticating Agent" has the meaning set forth in Section 2.2.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code ss. 101 et seq., or any successor statute thereto.

     "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Exchange Act.

     "Board of Directors" means either the Board of Directors of the Company or other body fulfilling the function of a board of directors of a corporation or any committee of such Board or other body duly authorized to act on its behalf.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

     "Capital Stock" of any Person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of capital stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Cash Amount" has the meaning set forth in Section 9.17(c).

     "Cash  Settlement  Averaging  Period"  has the meaning set forth in Section
9.17.

     "Cash Settlement Notice Period" has the meaning set forth in Section 9.17.

     "Clearstream" has the meaning set forth in Section 2.1(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "Common Stock" means the common stock, par value $2.50 per share, of the Company.

     "Company" means Halliburton Company, until a successor replaces it and, thereafter, means such successor.

     "Company Notice" has the meaning set forth in Section 8.1.

     "Company Notice Date" has the meaning set forth in Section 8.1.

     "Company Order" has the meaning set forth in Section 2.2.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets included on a consolidated balance sheet of the Company and its Restricted Subsidiaries, less applicable reserves and other properly deductible items and after deducting therefrom (a) all current liabilities, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all in accordance with generally accepted accounting principles consistently applied (except that the accounts of any Restricted Subsidiary engaged in the insurance business shall be included using the equity method of accounting).

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on June 24, 2003; or (2) was appointed, elected or nominated for election to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of the relevant nomination or election, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the Board of Directors in which such individual is named as a nominee for director.

     "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion.

     "Conversion Date" has the meaning set forth in Section 9.2.

     "Conversion Obligation" has the meaning set forth in Section 9.17.

     "Conversion Price" means $1,000 divided by the Conversion Rate.

     "Conversion Rate" has the meaning set forth in Section 9.1(f).

     "Conversion Retraction Period" has the meaning set forth in Section 9.17.

     "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 600 Travis, Suite 1150, Houston, Texas 77002,
Attention: Institutional Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     "CUSIP Numbers" has the meaning set forth in Section 2.14.

     "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning set forth in Section 2.12.

     "Definitive Notes" means certificated securities.

     "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

     "Distributed Assets or Securities" has the meaning provided in Section 9.6(c).

     "Distribution Adjustment Market Price" per share of Common Stock of the Company or the Equity Interests in a subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the first 10 consecutive Trading Days commencing on and including the first Trading Day that the Common Stock trades ex distribution.

     "Distribution Compliance Period" means the period which expires immediately after one year following the later of: (a) the commencement of the offering of the Notes to Persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S; and (b) the last date of closing of the offering of the Notes.

     "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

     "Euroclear" has the meaning set forth in Section 2.1(b).

     "ex distribution" or "ex distribution date" means the first date on which the security trades regular way on the New York Stock Exchange or such other national regional exchange or market in which the security trades without the right to receive such issuance or distribution.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 10.1.

     "Fair Market Value" means (i) in the case of a distribution  referred to in
Section 9.6(c)(i), the value determined by the Board of Directors, whose determination in good faith shall be conclusive and described in a certificate filed with the Trustee and the Paying Agent, (ii) in the case of securities to be distributed to the holders of the Common Stock in connection with a Spin-off that is not effected simultaneously with an Initial Public Offering of the securities being distributed in the Spin-off, the average of the Last Reported Sale Prices of those securities over the first 10 Trading Days after the effective date of the Spin-off, (iii) in the case of securities being distributed in any Spin-off that is effected simultaneously with an Initial Public Offering, the Initial Public Offering price and (iv) in all other cases, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     A "Fundamental Change" shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following occurs: (a) the Common Stock or other common stock into which the Notes are convertible is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market or another established automated over-the-counter trading market in the United States; (b) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act, other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO (or any other schedule, form or report under the Exchange Act) disclosing that such Person or group has become the direct or indirect ultimate Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity; (c) consummation of any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than the Company or one or more of the Company's Subsidiaries); provided, however, that a transaction where the holders of the Company's Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the aggregate voting power of all classes of Common Equity of the continuing or surviving corporation or transferee immediately after such event shall not be a Fundamental Change; (d) Continuing Directors cease to constitute at least a majority of the Board of Directors; provided, however, that a Fundamental Change shall not be deemed to have occurred in respect of any of the foregoing if either (i) the Last Reported Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof shall equal or exceed 105% of the Conversion Price of the Notes in effect immediately before the Fundamental Change or the public announcement thereof; or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a national securities exchange or quoted on the NASDAQ National Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) (such securities being referred to as ("Publicly Traded Securities")) and as a result of such transaction or transactions the Notes become convertible into such Publicly Traded Securities (excluding cash payments for fractional shares).

     "Fundamental  Change  Purchase  Date" has the  meaning set forth in Section
6.1.

     "Fundamental Change Purchase Notice" has the meaning set forth in Section 6.3.

     "Fundamental  Change  Purchase  Price" has the meaning set forth in Section
6.1.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in: (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) and statements and pronouncements of the Financial Accounting Standards Board; (iii) or in such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

     "Global Notes" means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a depositary.

     "Holder" means, in the case of any Note, the person in whose name such Note is registered in the security register kept by the Company for that purpose in accordance with the terms.

     "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "IAI" means institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

     "Indebtedness" as applied to any Person, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by any such Person, in respect of: (i) obligations for money borrowed (other than unamortized debt discount or premium); (ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause (i), (ii) or (iii) above. All indebtedness secured by a lien upon property owned by such Person of such type, although such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes hereof be deemed to be indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes hereof be deemed to be indebtedness of any such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Initial Public Offering" means, in the event of a Spin-off, the first time securities of the same class or type as the securities being distributed in the Spin-off are bona fide offered to the public for cash.

     "Interest Payment Date" has the meaning set forth in the forms of Note attached hereto as Exhibit A and Exhibit B.

     "Issue Date" means June 30, 2003.

     "Last Reported Sale Price" of any security on any date means the closing sale price for such security per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded or, if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "last reported sale price" shall be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If such security is not so quoted, the "last reported sale price" will be the average of the mid-point of the last bid and ask prices for such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     "Market Price" means the average of the Last Reported Sale Prices of Common Stock for the 20 Trading Day period ending on the applicable date of determination (if the applicable date of determination is a Trading Day or, if not, then on the last Trading Day prior to such applicable date of determination), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during such 20 Trading Day period and ending on the applicable date of determination, of any event that would result in an adjustment of the Conversion Rate under this Indenture.

     "Maximum Conversion Rate" has the meaning set forth in Section 9.6(g).

     "Note" or "Notes" has the meaning stated in the first recital of this Indenture.

     "Note Register" means the register of Notes, maintained by the Trustee, pursuant to Section 2.3.

     "Note Registrar" means the registrar for the Notes, initially, the Trustee.

     "Notes Custodian" means the custodian with respect to the Global Note (as appointed by the DTC), or any successor Person thereto and shall initially be the Trustee.

     "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Each such certificate shall include the statements provided for in
Section 14.5, if and to the extent required by the provisions of Section 14.4.

     "Opinion of Counsel" means a written opinion from legal counsel who is satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 14.5, if and to the extent required by the provisions of Section 14.4.

     "Paying Agent" means the office or agency designated by the Company where Notes may be presented for payment.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Principal Property" means any real property, any manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable asset of the Company or of any Restricted Subsidiary whether owned as of the date of this Indenture or hereafter acquired (other than any facility thereafter acquired for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution), which in the opinion of the Board of Directors is of material importance to the total business conducted by the Company and its Restricted Subsidiaries, as a whole.

     "protected purchaser" has the meaning set forth in Section 2.8.

     "Publicly Traded Securities" shall have the meaning set forth in the definition of "Fundamental Change".

     "Purchase Date" has the meaning set forth in Section 7.1(a).

     "Purchase Notice" has the meaning set forth in Section 7.1(a).

     "Purchase Price" has the meaning provided in paragraph 7 of the Notes.

     "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

     "Redemption Date" means the date fixed for redemption of the Notes.

     "Redemption Price" has the meaning set forth in paragraph 5 of the Note.

     "Registrar" means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange.

     "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company and the initial purchasers set forth therein.

     "Regulation S" means Regulation S under the Securities Act.

     "Responsible Officer" when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters.

     "Restricted Note" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an opinion of counsel with respect to whether any Note constitutes a Restricted Note.

     "Restricted Note Legend" means the legend set forth in clause (A) or (B) of
Section 2.1(d), as applicable.

     "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities
Act) and (B) the Issue Date.

     "Restricted Stock Legend" means the legend required by Section 2.1(e).

     "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary, and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Company (by certified resolution of the Board of Directors delivered to the Trustee) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement herein contained (on the assumptions that any outstanding Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined in Section 3.3) to which such Subsidiary is then a party was entered into at the time of such designation).

     "Rule 144A" means Rule 144A under the Securities Act.

     "Sale and Leaseback Transaction" has the meaning set forth in Section 3.3.

     "Secured Debt" means indebtedness for money borrowed by the Company or a Restricted Subsidiary, and any other indebtedness of the Company or a Restricted Subsidiary on which interest is paid or payable (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which in any such case is secured by (a) a mortgage or other lien on any Principal Property of the Company or a Restricted Subsidiary, or (b) a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary, or (c) in the case of any such indebtedness of the Company, a guaranty by any Restricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

     "Significant   Subsidiary"  means  any  Restricted  Subsidiary  that  is  a
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Record Date" has the meaning set forth in Section 2.12(a).

     "Spin-off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Company.

     "Spin-off Market Price" per share of Common Stock on any day means the average of the daily Last Reported Sale Price for the first 10 consecutive Trading Days after the effective date of the Spin-off; provided, however, that if an Initial Public Offering of the Equity Interests being distributed in the Spin-off is to be effected simultaneously with the Spin-off, the Spin-off Market Price of the Common Stock means the Last Reported Sale Price of the Common Stock on the Trading Day on which the Initial Public Offering price of the Equity Interests being distributed in the Spin-off is determined.

     "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by
(1) such Person,  (2) such Person and one or more Subsidiaries of such Person or
(3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

     "Successor Company" shall have the meaning assigned thereto in clause (i) of Section 4.1.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb), as in effect from time to time.

     "Trading Day" means (a) if the applicable security is listed, admitted for trading or quoted on the New York Stock Exchange, the NASDAQ National Market or another national security exchange, a day on which the New York Stock Exchange, the NASDAQ National Market or another national security exchange is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

     "Transfer Restricted Notes" has the meaning set forth in Section 2.1(d).

     "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article XI, shall also include any successor trustee.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (a) any subsidiary acquired or organized after the date hereof, provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary, and (b) any Subsidiary whose principal business and assets are located outside the United States of America, its territories and possessions and Canada or are located in Puerto Rico, and (c) any Subsidiary the principal business of which consists of financing or assisting in financing the acquisition or disposition of products of the Company or a Subsidiary by dealers, distributors or other customers, and
(d) any subsidiary the principal business of which is owning, leasing, dealing in or developing real property, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or subsidiaries of the character described in clauses (a) through (d) of this paragraph, unless and until such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary".

     "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of

America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

     "value" has the meaning set forth in Section 3.3.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

     SECTION 1.2. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "indenture securities" means the Notes.

     "indenture security holder" means a "Holder".

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) each Exhibit attached to this Indenture shall be deemed incorporated herein as if set forth in full herein;

     (5) words in the singular include the plural and words in the plural include the singular;

     (6) unsecured "Indebtedness" shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

     (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

     (8) the principal amount of any "Preferred Stock" shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

     (9) the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;

     (10) the words "herein," "hereof' and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (11) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

     (12) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

     (13) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.


                                   ARTICLE II

                                    The Notes
                                    ---------

     SECTION 2.1. Form, Dating and Terms.

     (a) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $1,200,000,000. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.8 or 13.5.

     The Notes shall be known and designated as 3?% Convertible Senior Notes due July 15, 2023. Pursuant to the provisions of Article IX, the Notes shall be convertible into Common Stock, par value $2.50 per share (the "Common Stock"), of the Company.

     (b) The Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated June 24, 2003, among the Company, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and the other initial purchasers named therein. The Notes will be resold initially only to QIBs. Such Notes may thereafter be transferred to, among others, QIBs and IAIs in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

     Notes (i) offered and sold to QIBs in reliance on Rule 144A and resold to IAIs in the United States of America and (ii) resold outside the United States of America in reliance on Regulation S shall be issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the DTC for the accounts of participants in the DTC (and, in the case of Notes held in accordance with Regulation S, registered with the DTC for the accounts of designated agents holding on behalf of the Euroclear S.A. N.V., as operator of the Euroclear System ("Euroclear") or Clearstream Banking societe anonyme ("Clearstream") before the expiration of the Restricted Period and through organizations other than Euroclear or Clearstream that are participants in the DTC's system after the expiration of the Restricted Period), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the DTC or its nominee, as hereinafter provided.

     Each Note shall bear the applicable legends set forth in Section 2.1(d) and transfers of the Notes shall be made only in accordance with the restrictions described in the applicable legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

     The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3. Payments (including principal and interest and Additional Amounts, if any) in respect of the Notes represented by the Global Notes, will be made by the transfer of immediately available funds to the accounts specified by the DTC. Payments in respect of a Definitive Note (including principal and interest) shall be payable at the office or agency maintained by the Company for such purposes in the City of New York or, at the Company's option, by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, at the Company's option, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the

United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

     (c) The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

     (d) Every Note that bears or is required under this Section 2.1(d) to bear the legend set forth in this Section 2.1(d) (the "Transfer Restricted Notes") shall be subject to the restrictions on transfer set forth in this Section 2.1(d) (including those set forth in the legend set forth below), and the Holder of each such Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.1(d) and 2.1(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Note. The Company shall not register any transfer of a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

                  (A) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.1(e), if applicable), other than certificates evidencing Notes resold in reliance on Regulation S, shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer):

         "THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ""SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
         (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS

         OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

         THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

                  (B) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.1(e), if applicable) resold in reliance on Regulation S shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer):

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,

         (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN

         ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS."

     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this
Section 2.1, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.1(d).

     (e) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note that bears or is required under this
Section 2.1(e) to bear the legend set forth in this Section 2.1(e) shall be subject to the restrictions on transfer set forth in this Section 2.1(e) (including those set forth in the legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act:

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE
         OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY  AGREES FOR THE BENEFIT OF THE COMPANY THAT
         (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER

         REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate for exchange to the Registrar in accordance with the provisions of this Section 2.1, be exchanged for a new stock certificate, of like tenor and aggregate principal amount, which shall not bear the Restrictive Stock Legend required by this Section 2.1(e).

     (f) Each share of Common Stock issued upon conversion of a Note, whether or not a Transfer Restricted Security, shall bear the following legend:

         THE HOLDER OF THIS SECURITY AGREES THAT SUCH HOLDER WILL NOT ENGAGE IN HEDGING TRANSACTIONS INVOLVING THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A REGISTRATION RIGHTS AGREEMENT, DATED AS OF JUNE 30, 2003 ENTERED

         INTO BY THE COMPANY FOR THE BENEFIT OF CERTAIN HOLDERS OF SECURITIES FROM TIME TO TIME.

         THE HOLDER OF THIS SECURITY IS SUBJECT TO, AND ENTITLED TO THE BENEFITS OF, A RIGHTS AGREEMENT, DATED AS OF DECEMBER 1, 1996, BETWEEN THE COMPANY AND CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AS RIGHTS AGENT.

     (g) Each Global Note, whether or not a Transfer Restricted Note, shall bear the following legend:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

     (h) The following book-entry provisions shall apply only to Global Notes deposited with the Trustee, as custodian for the DTC:

     (i) Each Global Note initially shall (x) be registered in the name of the DTC for such Global Note or the nominee of such DTC, (y) be delivered to the Trustee as custodian for such DTC and (z) bear legends as set forth in Section 2.1(d).

     (ii) Members of, or participants in, the DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the DTC or by the Trustee as the custodian of the DTC or under such Global Note, and the DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the DTC or impair, as between the DTC and its Agent Members, the operation of customary practices of the DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Note.

     (iii) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     (iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(i) to beneficial owners who are required to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

     (v) In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.1(h), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

     (vi) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

     (i) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the DTC's and the Registrar's procedures. In addition, Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the DTC ceases to be a clearing agency registered under the Exchange Act, at a time when the DTC is required to be so registered in order to act as DTC, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the DTC.

     (j) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(h)(iii) or (iv) shall, except as otherwise provided by Section 2.6(b), bear the applicable legend regarding transfer restrictions applicable to the Definitive Note set forth in Section 2.1(d).

     (k) In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

     SECTION 2.2. Execution and Authentication. Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. A Note shall be dated the date of its authentication.

     At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes for original issue on the Issue Date in an aggregate principal amount of $1,200,000,000 upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

     The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

     In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

     SECTION 2.3. Registrar, Conversion Agent and Paying Agent. The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Company shall cause each of the Registrar, Conversion Agent and the Paying Agent to maintain an office or agency in the Borough of Manhattan, the City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional conversion agents and paying agents. The term Paying Agent includes any additional paying agent, the term Conversion Agent includes any additional conversion agent, and the term Registrar includes any co-registrar.

     The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or transfer agent.

     The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until
(i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

     SECTION 2.4. Paying Agent To Hold Money in Trust. On or before the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

     SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA ss. 312(a).

     SECTION 2.6. Transfer and Exchange of Notes.

     (a) The following provisions shall apply with respect to any proposed transfer of a Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

     (i) a transfer of a Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Note from the proposed transferee that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

     (ii) a transfer of a Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

     (iii) a transfer of a Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S set forth on the reverse of the Note from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

     (b) Upon the transfer, exchange or replacement of Notes not bearing a Restricted Notes Legend, the Registrar shall deliver Notes that do not bear a Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Notes Legend, the Registrar shall deliver only Notes that bear such Restricted Notes Legend unless (i) an Initial Note is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (c) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     (d) The following obligations with respect to transfers and exchanges of Notes shall apply:

     (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

     (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 13.5).

     (iii) The Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Notes and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

     (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

     (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (e)  The  following   provisions   shall  apply  with  respect  to  Trustee
obligations:

     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the DTC or other Person with respect to the accuracy of the records of the DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the DTC subject to the applicable rules and procedures of the DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by the DTC with respect to its members, participants and any beneficial owners.

     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                  [Date]

Halliburton Company
c/o JPMorgan Chase Bank
600 Travis, Suite 1150
Houston, Texas   77002
Attention:  Institutional Trust Services

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $__________ principal amount of the 3?% Convertible Senior Notes due July 15, 2023 (the "Notes") of Halliburton Company (the "Company").

     Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

     Name:
          --------------------------------------------------------

     Address:
             -----------------------------------------------------

     Taxpayer ID Number:
                        ------------------------------------------

     The undersigned represents and warrants to you that:

     1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the

Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or
(f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                        TRANSFEREE:
                                   ----------------------------------

                        BY
                          -------------------------------------------

     SECTION 2.8.  Mutilated,  Destroyed,  Lost or Stolen Notes.  If a mutilated
Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in
Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Company, or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every  new  Note  issued  pursuant  to  this  Section  2.8 in  lieu  of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.9. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those paid pursuant to Section 2.8, those delivered to it for cancellation and those described in this Section 2.9 as not outstanding. A Note does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Note except that the Company or an Affiliate of the Company shall not obtain voting rights with respect to such Note.

     If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes maturing and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefore, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

     SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

     At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the "Notes Custodian" for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

     SECTION 2.12. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

     Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 14.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 2.14. CUSIP Numbers. The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

     SECTION 2.15. Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Notes.

     (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.1(e).

     (b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

     (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 under the Securities Act or Regulation S and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

     SECTION 2.16. Bid Solicitation Agent. The Trustee shall initially serve as the bid solicitation agent (the "Bid Solicitation Agent") for purposes of obtaining secondary market bid quotations for determining the trading prices of the Notes. The Company may change the Bid Solicitation Agent at any time; provided, however, the Bid Solicitation Agent shall not be an Affiliate of the

Company.   The  Bid  Solicitation  Agent  shall  solicit  bids  from  nationally recognized securities dealers that are believed by the Company to be willing to bid for the Notes.


                                  ARTICLE III

                                   Covenants
                                   ---------

     SECTION 3.1. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

     SECTION 3.2. Restriction on Creation of Secured Debt. So long as any of the Notes are outstanding, the Company shall not at any time create, incur, assume or guarantee, and shall not cause, suffer or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt without making effective provision (and the Company covenants that in such case it will make or cause to be made such effective provision) whereby the Notes then outstanding and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by such mortgage, security interest, pledge, lien or encumbrance equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenants shall not be applicable to the following:

     (a) Any mortgage, security interest, pledge, lien or encumbrance on any property hereafter acquired (including acquisition through merger or consolidation) or constructed by the Company or a Restricted Subsidiary and created contemporaneously with, or within twelve months after, such acquisition or the completion of construction to secure or provide for the payment of all or any part of the purchase price of such property or the cost of construction thereof, as the case may be; or (ii) any mortgage on property (including any unimproved portion of partially improved property) of the Company or a Restricted Subsidiary created within twelve months of completion of construction of a new plant or plants on such property to secure all or part of the cost of such construction if, in the opinion of the Board of Directors, such property or such portion thereof was prior to such construction substantially unimproved for the use intended by the Company; or (iii) the acquisition of property subject to any mortgage, security interest, pledge, lien or encumbrance upon such property existing at the time of acquisition thereof, whether or not assumed by the Company or such Restricted Subsidiary; or (iv) any mortgage, security interest, pledge, lien or encumbrance existing on the property or on the outstanding shares or indebtedness of a corporation at the time such corporation shall become a Restricted Subsidiary; or (v) any mortgage, security interest, pledge, lien or encumbrance on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary; or

     (b) Mortgages on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State thereof or any foreign government, or any department, agency or instrumentality or political subdivision of any thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or

     (c) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage, security interest pledge, lien or encumbrance referred to in the foregoing subparagraphs (a) and
(b); provided, however, that the principal amount of Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which secured the mortgage, security interest, pledge, lien or encumbrance so extended, renewed or replaced and additions to such property.

     Notwithstanding the foregoing provisions of this Section 3.2 the Company and any one or more Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subparagraphs (a) through (c) above) and the aggregate value of the Sale and Leaseback Transactions in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with clause (b) of Section 3.3), does not at the time exceed 5% of Consolidated Net Tangible Assets.

     SECTION 3.3. Restriction on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, sell or transfer (except to the Company or to one or more Restricted Subsidiaries, or both) any Principal Property owned by it and which has been in full operation for more than 120 days prior to such sale or transfer with the intention (i) of taking back a lease on such property, except a lease for a temporary period (not exceeding 36 months), and (ii) that the use by the Company or such Restricted Subsidiary of such property will be discontinued on or before the expiration of the term of such lease (any such transaction being herein referred to as a "Sale and Leaseback Transaction"), unless (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.2, to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Notes, or (b) the Company or a Restricted Subsidiary shall apply an amount equal to the value of the property so leased to the retirement (other than any mandatory retirement), within 120 days of the effective date of any such arrangement, of indebtedness for money borrowed by the Company or any Restricted Subsidiary (other than such indebtedness owned by the Company or any Restricted Subsidiary) which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Notes; provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by (i) the aggregate principal amount of any Notes delivered within 120 days of the effective date of any such arrangement to the Trustee for retirement and cancellation, and (ii) the aggregate principal amount of such indebtedness (other than the Notes) retired by the Company or a Restricted Subsidiary within 120 days of the effective date of any such arrangement.

     The term "value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale of the property leased pursuant to such Sale and Leaseback Transaction, or (ii) the fair value of such property at the time of entering into such Sale and Leaseback Transaction, as determined by the Board of Directors, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     SECTION 3.4. Restriction on Transfer of Principal Property to Unrestricted Subsidiary. The Company will not itself, and will not permit any Restricted Subsidiary to transfer (whether by merger, consolidation or otherwise) any Principal Property to any Unrestricted Subsidiary, except for fair value as determined by the Board of Directors, unless it shall apply an amount equal to the fair value of such property at the time of such transfer, as so determined, to the retirement (other than any mandatory retirement), within 120 days of the effective date of such transfer, of indebtedness for money borrowed by the Company or any Restricted Subsidiary (other than such indebtedness owned by the Company or any Restricted Subsidiary) which was recorded as funded debt as of the date of its creation and which, in case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Notes; provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by (i) the aggregate principal amount of any Notes delivered within 120 days of the effective date of any such arrangement to the Trustee for retirement and cancellation, and (ii) the aggregate principal amount of such indebtedness (other than Notes) retired by the Company or a Restricted Subsidiary within 120 days of the effective date of any such arrangement.

     SECTION 3.5. Maintenance of Office or Agency. The Company will maintain in the City of New York, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee, at 4 New York Plaza, 15th Floor, New York, New York 10004,
Attention: Institutional Trust Services, shall be such office or agency of the Company for payment, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     SECTION 3.6. Money for Note Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or Additional Amounts, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or Additional Amounts, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or Additional Amounts, if any) or interest on any Notes, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (or Additional Amounts, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, Additional Amounts or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.6, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and Additional Amounts, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee prompt written notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and Additional Amounts, if any) or interest; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or Additional Amounts, if any) or interest on any Note and remaining unclaimed for two years after such principal, Additional Amounts or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, shall at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or Additional Amounts, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 3.7. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory) licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

     SECTION 3.8. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

     SECTION 3.9. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 3.10. Additional Amounts Notices. In the event that the Company is required to pay penalty interest to Holders of Notes pursuant to the Registration Rights Agreement ("Additional Amounts"), the Company will provide written notice ("Additional Amounts Notice") to the Trustee of its obligation to pay Additional Amounts no later than five Business Days prior to the proposed payment date set for the amount of Additional Amounts, and the Additional Amounts Notice shall set forth the amount of Additional Amounts to be paid by the Company on such Payment Date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.

                                   ARTICLE IV

                                Successor Company
                                -----------------

     SECTION 4.1. Merger and Consolidation. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

     (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; provided that if the Successor Company is not a corporation, then a co-issuer of the Notes shall be created that is a corporation and organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia;

     (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

     (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Notwithstanding the preceding clause (ii), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

                                   ARTICLE V

                               Redemption of Notes
                               -------------------

     SECTION 5.1. Optional Redemption. On or after July 15, 2008, the Notes may be redeemed for cash, as a whole or from time to time in part, subject to the conditions specified in the form of Note set forth in Exhibit A for the Redemption Price.

     SECTION 5.2. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, upon not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company or the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.4. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 5.4. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis among the classes of Notes, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed, and upon the Company's written approval of such selection, the Trustee shall redeem the selected Notes.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     SECTION 5.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 14.2 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items:

     (i) the Redemption Date,

     (ii) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any,

     (iii) if less than all outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

     (iv) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

     (v) that on the Redemption Date, 100% of the principal amount of the Notes to be redeemed (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

     (vi) the place or places where such Notes are to be surrendered for payment of the redemption price and accrued interest, if any,

     (vii) the name and address of the Paying Agent,

     (viii) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price,

     (ix) the CUSIP number, that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and any redemption shall not be affected by any defect in such CUSIP numbers,

     (x) the paragraph of the Notes pursuant to which the Notes are to be redeemed,

     (xi) the then current Conversion Rate,

     (xii) that the Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date, and

     (xiii) the Holders who wish to convert Notes must comply with the procedures in paragraph 9 of the Notes.

     SECTION 5.6. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

     SECTION 5.7. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, on the Redemption Date, become due and payable at a price equal to the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price on the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

     SECTION 5.8. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section
2.3 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

     If a Holder converts a portion of its Note prior to receipt of the Redemption Notice for a Note to be redeemed only in part, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period of 15 days before the mailing of the redemption notice; or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                                   ARTICLE VI

                       Purchase Upon a Fundamental Change
                       ----------------------------------

     SECTION 6.1. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time prior to July 15, 2008, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Notes for cash on the date that is no later than 35 days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 8.4) (the "Fundamental Change Purchase Date"). The Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Notes at a price (the "Fundamental Change Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, and Additional Amounts, if any, to the Fundamental Change Purchase Date. No Notes may be purchased at the option of the Holders upon a Fundamental Change if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Notes).

     SECTION 6.2. Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee and the Paying Agent a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 8.1, on or before the 30th day after the occurrence of such Fundamental Change.

     SECTION 6.3. Exercise of Option. For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "Fundamental Change Purchase Notice") and the form entitled "Form of Fundamental Change Purchase

Notice" on the reverse thereof duly completed, on or before the 35th day after the date of the Company Notice of the occurrence of such Fundamental Change, subject to extension to comply with applicable law, as provided in Section 8.4. The Fundamental Change Purchase Notice shall state:

     (i) if certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if not certificated, the Fundamental Change Purchase Notice must comply with appropriate DTC procedures;

     (ii) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

     (iii) that such Notes shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Indenture.

     SECTION 6.4. Procedures. The Company shall purchase from a Holder, pursuant to this Article VI, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

     Any purchase by the Company contemplated pursuant to the provisions of this
Article VI shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Notes.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 6.4 shall have the right at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.2.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     On or before the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Fundamental Change Purchase Price of the Notes to be purchased pursuant to this Article VI. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Notes shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, money sufficient to pay the Fundamental Change Purchase Price of such Notes on the Business Day following the Fundamental Change Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Additional Amounts, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude any withholding tax required by law.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

                                  ARTICLE VII

                                Optional Purchase
                                -----------------

     SECTION 7.1. Purchase of Notes by the Company at the Option of the Holder.

     (a) On each of July 15, 2008, July 15, 2013 and July 15, 2018 (each, a "Purchase Date"), Holders shall have the option to require the Company to purchase any Notes at 100% of the amount of the Notes to be purchased plus any accrued and unpaid interest to such Purchase Date, upon:

     (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, stating:

     (i) if certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;

     (ii) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

     (iii) that such Notes shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 7 of the Notes and in this Indenture; and

     (2) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 7.1 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     (b) The Company shall purchase from a Holder, pursuant to the terms of this
Section 7.1, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

     (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 7.1 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Notes.

     (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 7.1 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.2.

     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (f) On or before the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section
7.1. Payment by the Paying Agent of the Purchase Price for such Notes shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of the Indenture, cash sufficient to pay the Purchase Price of such Notes on the Business Day following the Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest and Additional Amounts, if any, on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes).

     (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

                                  ARTICLE VIII

          Conditions and Procedures for Purchases at Option of Holders
          ------------------------------------------------------------

     SECTION 8.1. Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "Company Notice") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Note Register maintained by the Note Registrar, and delivered to the Trustee and Paying Agent, not less than 20 Business Days prior to each Purchase Date, or on or before the 30th day after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "Company Notice Date"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

     (i) the applicable Purchase Price or Fundamental Change Purchase Price, excluding accrued and unpaid interest, Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of interest and Additional Amounts, if any, that will be payable with respect to the Notes on the applicable Purchase Date or Fundamental Change Purchase Date;

     (ii) if the notice relates to a Fundamental Change, the events causing the Fundamental Change and the date of the Fundamental Change;

     (iii) the Purchase Date or Fundamental Change Purchase Date;

     (iv) the last date on which a Holder may exercise its purchase right;

     (v) the name and address of the Paying Agent and the Conversion Agent;

     (vi) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

     (vii) that Notes as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (viii) that the Purchase Price or Fundamental Change Purchase Price for any Notes as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Notes;

     (ix) the procedures the Holder must follow under Article VI or VII, as applicable, and Article VIII;

     (x) briefly, the conversion rights of the Notes;

     (xi) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Notes covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest and Additional Amounts, if any, will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

     (xii) the CUSIP or ISIN number of the Notes; and

     (xiii) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice.

     In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in the City of New York or publish such information on the Company's then existing website or through such other public medium as the Company may use at the time.

     At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name to the Holders; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     SECTION 8.2. Effect of Purchase Notice or Fundamental Change Purchase Notice; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 7.1 or Section 6.2, as applicable, the Holder of the Notes in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Notes. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of
(i) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 7.1 or Section 6.2, as applicable, have been satisfied) and (ii) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 7.1 or Section 6.4, as applicable. Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

     (i) if certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures;

     (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

     (iii) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

     There shall be no purchase of any Notes pursuant to Article VI or Article VII if an Event of Default has occurred and is continuing (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Notes (i) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (ii) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     SECTION 8.3. Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased or redeemed.

     SECTION 8.4. Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase Notes under Article VI or
Article VII, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Article VI or Article VII to be exercised in the time and in the manner specified in Article VI or Article VII.

     SECTION 8.5. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 12 of the Notes, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 7.1(f) or 6.4, as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

     SECTION 8.6. Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee (provided, that at the Company's option, the matters to be addressed in such Officers' Certificate may be divided among two such certificates) specifying:

     (i) the manner of payment selected by the Company; and

     (ii) whether the Company desires the Trustee to give the Company Notice to the Holders required by Section 8.1.

                                   ARTICLE IX

                               Conversion of Notes
                               -------------------

     SECTION 9.1. Right to Convert. A Holder may convert its Notes for Common Stock at any time during which the following conditions are met:

     (a) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

     (b) during any period in which both (A) the credit rating assigned to the Notes by Moody's Investors Service, Inc. is lower than Ba1 and (B) the credit rating assigned to the Notes by Standard & Poors Rating Services is lower than BB+;

     (c) during any period in which the Notes no longer are assigned credit ratings by at least one of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services or their successors;

     (d) in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; or

     (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

     (f) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or
(ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "ex-dividend date," when used with respect to any issuance or distribution, shall mean the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer.

     The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the "Conversion Rate") shall be that set forth in paragraph 9 in the Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 26.5583 shares of Common Stock issuable upon conversion of a Convertible Note per $1,000 principal amount.

     A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

     SECTION 9.2. Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in this Section 9.2 and in paragraph 9 of the Notes. The date on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note, to the Conversion Agent along with appropriate endorsements and transfer documents, if required, and pay any transfer or similar tax, if required, is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the fifth Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 9.3. Upon conversion, the Company may choose to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as set forth in Section 9.17. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

     No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 9.6 or as otherwise provided in this Indenture.

     On conversion of Notes, that portion of accrued interest, if any, with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or cash or a combination of cash and Common Stock in exchange for the Notes being converted pursuant to the provisions hereof, and the cash or the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and the balance, if any, of such Fair Market Value of such cash or Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

     If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

     Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

     If the last day on which Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

     Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article VI or VII may be converted only if the notice of exercise is withdrawn in accordance with the terms of Section 8.2.

     SECTION 9.3. Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Last Reported Sale Price of a full share of Common Stock on the Trading Day immediately preceding the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

     SECTION 9.4. Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any withholding tax required by law.

     SECTION 9.5. Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

     All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

     SECTION 9.6. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time, without duplication, as follows:

     (a) In case the Company shall (i) pay a dividend or make a distribution on the Common Stock exclusively in shares of its Common Stock or other Capital Stock; (ii) subdivide or split its outstanding Common Stock into a greater number of shares; (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of the shares of Common Stock any shares of the Company's Capital Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this Section 9.6(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 9.6(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Company shall issue rights or warrants to all holders of the Common Stock entitling them (for a period expiring within 60 days after the date of issuance of such rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Market Price per share of Common Stock on the record date fixed for determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately after such record date shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately after such record date by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Market Price per share of Common Stock on the earlier of such record date or the Trading Day immediately preceding the ex distribution date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) (i) In case the Company shall, whether by dividend or in a merger, amalgamation or consolidation or otherwise, distribute to all holders of Common Stock any evidence of indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (excluding (1) any dividend, distribution or issuance covered by those referred to in Section 9.6(a) or 9.6(b) and (2) any dividend or distribution payable exclusively in cash, shares of Capital Stock or similar Equity Interests in the case of a Spin-off, and (3) any dividend or distribution paid exclusively in cash referred to in Section 9.6(d) (any of the foregoing hereinafter in this Section 9.6(c) called the "Distributed Assets or Securities") in an aggregate amount per share of Common Stock that, combined together with the aggregate amount of any other such distributions to all holders of its Common Stock made within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 9.6(c) has been made, exceeds 15% of the Distribution Adjustment Market Price on the Trading Day immediately preceding the declaration of such distribution, then the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by dividing the

Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of holders of Common Stock entitled to receive that distribution by a fraction of which (A) the numerator shall be the Distribution Adjustment Market Price per share of the Common Stock, and (B) the denominator shall be (1) the Distribution Adjustment Market Price per share of the Common Stock plus (2) the Fair Market Value on the earlier of such record date or the Trading Day immediately preceding the ex date for such dividend or distribution (as described in a certificate filed with the Trustee and the Paying Agent) of the Distributed Assets or Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the 10th consecutive Trading Day commencing on and including the first Trading Day after the "ex distribution date" with respect to the distribution.

     (ii) In the event of a Spin-off, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Spin-off Market Price per share of the Common Stock and (B) the denominator shall be (x) the Spin-off Market Price per share of the Common Stock plus (y) the Fair Market Value of the portion of those Shares of Capital Stock or similar Equity Interests so distributed applicable to one share of Common Stock on such record date. The adjustment to the Conversion Rate set forth in this Section 9.6(c)(ii) will occur at the earlier of (1) the 10th Trading Day from, and including, the effective date of the Spin-off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-off, if that Initial Public Offering is effected simultaneously with the Spin-off.

     (iii)  Notwithstanding the foregoing  provisions of this Section 9.6(c), if
(A) the Fair Market Value of the portion of the Distributed Assets or Securities so distributed applicable to one share of Common Stock is equal to or greater than the Distribution Adjustment Market Price of the Common Stock or (B) the Distribution Adjustment Market Price of the Common Stock is greater than the Fair Market Value per share of such Distributed Assets or Securities by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets or Securities the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of shareholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

     (d) In case the Company shall make any distributions, by dividend or otherwise, during any quarterly fiscal periods consisting exclusively of cash to all holders of outstanding shares of Common Stock in an aggregate amount that, together with (i) other all-cash distributions made to all holders of outstanding shares of Common Stock during such quarterly fiscal period and (ii) any cash and the Fair Market Value, as of the expiration of any tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer), of consideration payable in respect of any tender or exchange offer by the Company or any of the Company's Subsidiaries for all or any portion of shares of Common Stock concluded during such quarterly fiscal period, exceed the product of $0.125 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock) multiplied by the number of shares of Common Stock outstanding on the record date for such distribution, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Distribution Adjustment Market Price per share of the Common Stock and (B) the denominator shall be (1) the Distribution Adjustment Market Price per share of Common Stock plus (2) the amount per share of such dividend or distribution to the extent it exceeds $0.125 (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock) at the close of business on the day that the Common Stock trades ex distribution.

     (e) Upon conversion of the Notes, the Holders shall receive, if they receive shares of Common Stock, in addition to the Common Stock issuable upon such conversion, the rights issued under the Rights Plan or under any future shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the Rights Plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 9.6 shall be made in connection with such shareholder rights plans.

     (f) For purposes of this Section 9.6, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (g) Notwithstanding the foregoing, in the event of an adjustment pursuant to Sections 9.6(c) or (d), the "Maximum Conversion Rate" shall initially be
43.8212 and shall be appropriately adjusted from time to time for any stock dividends on or subdivisions or combinations of the Common Stock. The Maximum Conversion Rate shall not apply to any adjustments made pursuant to any of the events in Section 9.6(a) or Section 9.6(b).

     SECTION 9.7. Calculation Methodology. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect, provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except as stated in this Article IX, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. Any adjustments that are made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Article VIII, Section 9.6 and this Section 9.7 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

     SECTION 9.8. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (ii) above and outstanding as of the date of this Indenture;

     (iv) for a change in the par value or no par value of the Common Stock; or

     (v) for accrued and unpaid interest (including Additional Amounts, if any).

     To the extent the Notes become convertible into cash, assets, or property (other than Capital Stock of the Company or securities to which Section 9.12 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

     SECTION 9.9. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     SECTION 9.10. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 9.6, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes affect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

     SECTION 9.11. Notice to Holders Prior to Certain Actions. In case:

     (a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to
Section 9.6;

     (b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

     (c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Trustee and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

     SECTION 9.12. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplement to this Indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9.12.

     The Company shall cause notice of the execution of any such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 9.12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

     If this Section 9.12 applies to any event or occurrence, Section 9.6 shall not apply.

     SECTION 9.13. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any other Conversion Agent make no representations with respect thereto. Subject to the provisions of Article VI, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any Indenture entered into pursuant to Article VIII relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in Section 9.12 or to any adjustment to be made with respect thereto, but, subject to the provisions of Article VI, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     SECTION 9.14. Simultaneous Adjustments. In the event that Section 9.6 requires adjustments to the Conversion Rate under more than one of Section 9.6(a), (b), (c) or (d), and the Record Dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 9.6(c), second, the provisions of Section 9.6(a) and third, the provisions of Section 9.6(b);

provided, however, that nothing in this Section 9.14 shall be done to evade the principle set forth in Section 9.6(g) that the Maximum Conversion Rate shall not apply to any adjustments made with respect to any of the events in Section 9.6(a) or Section 9.6(b).

     SECTION 9.15. Successive Adjustments. After an adjustment to the Conversion Rate under Section 9.6, any subsequent event requiring an adjustment under
Section 9.6 shall cause an adjustment to the Conversion Rate as so adjusted.

     SECTION 9.16. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to Article IX, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of Article IX and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

     SECTION 9.17. Payment of Cash in Lieu of Common Stock. If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 9.1 and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note as set forth in
Section 9.2, the Company may choose to satisfy all or any portion of its conversion obligation (the "Conversion Obligation") in cash or a combination of cash and stock. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is three Business Days following receipt of written notice of conversion as specified in Section 9.2 (such period, the "Cash Settlement Notice Period"). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a "Conversion Retraction Period"); no such retraction can be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the Business Day following the final day of the 10 Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the "Cash Settlement Averaging Period"). Settlement amounts will be computed as follows:

     (a) if the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company will deliver to such Holder a number of shares equal to (1) the aggregate original principal amount at maturity of the Securities to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

     (b) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of: (1) a number equal to (x) the aggregate original principal amount at maturity of Securities to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and (2) the average Closing Price of the Common Stock during the Cash Settlement Averaging Period; and

     (c) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to such Holder such cash amount ("Cash Amount") and a number of shares equal to the greater of (1) one and (2) the excess, if any, of the number of shares calculated as set forth in clause (a) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 10% of the Cash Amount, divided by
(y) the closing price of the Common Stock on such day.

                                   ARTICLE X

                              Defaults and Remedies
                              ---------------------

     SECTION 10.1. Events of Default. "Event of Default," wherever used herein with respect to the Notes, means any one or more of the following events:

     (a) default in the payment of any installment of interest or Additional Amounts, if any, upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (b) default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

     (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture contained for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

     (d) default by the Company in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal amount of $125 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company in accordance with the terms of the Indebtedness; or

     (e) default on the part of the Company in its obligation to convert the Notes upon exercise of a Holder's conversion right in accordance with the terms of the Notes and Article IX and such conversion default is not cured or such conversion is not rescinded within 10 days after notice to the Company; or

     (f) default on the part of the Company in its obligation to purchase Notes upon the occurrence of a Fundamental Change or the exercise by a Holder of its option to require the Company to repurchase such Holder's Notes in accordance with the terms of Article VI or Article VII, as applicable; or

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     (g) without the consent of the Company a court  having  jurisdiction  shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 90 consecutive days; or

     (h) the  Company  shall  institute  proceedings  for  entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code ss.226 or any similar statute under other state laws) of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code.

     If an Event of Default with respect to the Notes then outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal of all the Notes and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest if any, upon all of the Notes and the principal of any and all Notes, which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest, if any, on the Notes, which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with Section 10.7 or provision deemed by the Trustee to be adequate shall have been made therefore, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in Section 10.1(g) or 10.1(h) occurs, all unpaid principal and

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

accrued interest on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

     If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

     Except with  respect to an Event of Default  pursuant to Section  10.1 (a),
(b), (d), (e) or (f), the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer by the Company, a Paying Agent or any Holder. In determining whether the Holders of the requisite aggregate principal amount of the Notes outstanding have given any request, demand, authorization or consent under the Indenture, the principal amount of Notes that will be deemed to be outstanding will be the amount of the principal of the Notes that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity of the Notes.

     SECTION 10.2. Payment of Notes On Default; Suit Therefor. The Company covenants that (a) if a default shall be made in the payment of any installment of interest upon the Notes then outstanding as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) if a default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

     If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable.

     If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes then outstanding under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such

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

other obligor, the Trustee, irrespective or whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 10.2, shall be entitled and empowered by intervention if such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses and counsel fees out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 10.3. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 10.2 with respect to the Notes then outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

     FIRST: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee pursuant to Section 11.7 except as a result of its negligence or bad faith;

     SECOND: If the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

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

     THIRD: If the principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest, if any, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

     FOURTH: To the payment of any surplus then remaining to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

     No claim for interest which in any manner at or after maturity shall have been transferred or pledged separate or apart from the Notes to which it relates, or which in any manner shall have been kept alive after maturity by an extension (otherwise than pursuant to an extension made pursuant to a plan proposed by the Company to the Holders of all of the Notes then outstanding), purchase, funding or otherwise by or on behalf or with the consent or approval of the Company shall be entitled, in case of a default hereunder, to any benefit of this Indenture, except after prior payment in full of the principal of all of the Notes then outstanding and of all claims for interest not so transferred, pledged, kept alive, extended, purchased or funded.

     SECTION 10.4. Proceedings by Holders. No Holder of any Notes then outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Notes or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other taker and Holder and the Trustee, that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of such Notes or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

     Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Note to receive payment of the principal of and interest, if any, on such Note, on or after the respective due dates expressed in such

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Note, or to institute  suit for the  enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

     SECTION 10.5. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     SECTION 10.6. Remedies Cumulative and Continuing. All powers and remedies given by this Article X to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 10.4, every power and remedy given by this Article X or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

     SECTION 10.7. Direction of Proceedings; Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 11.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past default or Event of Default hereunder and its consequences except a default in the payment of interest, if any, on, or the principal of, the Notes. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 10.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

     SECTION 10.8. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, with respect to the Notes then outstanding, mail to all Holders of the Notes, as the names and the addresses of such Holders appear

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

upon the Notes register, notice of all defaults known to the Trustee with respect to the Notes, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 10.8 being hereby defined to be the events specified in clauses (a), (b), (c), (d),
(e), (f), (g) and (h) of Section 10.1, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (c) but in the case of any default of the character specified in said clause (c) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (c).

     SECTION 10.9. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney's fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 10.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes then outstanding, or to any suit instituted by any Holders for the enforcement of the payment of the principal of or interest, if any, on any Note against the Company on or after the due date expressed in such Note.

                                   ARTICLE XI

                                    Trustee
                                    -------

     SECTION 11.1. Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

     (b) Except during the continuance of an Event of Default:

     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any

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

such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) this paragraph does not limit the effect of paragraph (b) of this Section;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.5.

     (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.1 and to the provisions of the TIA.

     (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

     SECTION 11.2. Rights of Trustee.

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

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

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times and in a reasonable manner, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i), during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Section 10.1(a) and 10.1(b), or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained Actual Knowledge. "Actual Knowledge" shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

     (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

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

     SECTION 11.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections
11.10 and 11.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest or (ii) resign.

     SECTION 11.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

     SECTION 11.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

     SECTION 11.6. Reports by Trustee to Holders. As promptly as practicable after each January 15 beginning with the January 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such January 15 that complies with TIA ss. 313(a), if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

     SECTION 11.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and

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

experts. The Company shall indemnify the Trustee, and each of its officers, directors, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 11.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith, subject to the exceptions contained in Section 11.1(c).

     To secure the Company's payment obligations in this Section 11.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 11.7 shall not be subordinate to any other liability or indebtedness of the Company.

     The Company's payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 10.1(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Code.

     SECTION 11.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

     (1) the Trustee fails to comply with Section 11.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal

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

of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 11.7.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 11.10, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 11.8, the Company's obligations under Section 11.7 shall continue for the benefit of the retiring Trustee.

     SECTION 11.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 11.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition. The Trustee shall comply with TIA ss. 310(b).

     SECTION 11.11. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

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

                                  ARTICLE XII

            Satisfaction and Discharge of Indenture; Unclaimed Moneys
            ---------------------------------------------------------

     SECTION 12.1. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest, if any, on all the Notes outstanding (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 2.8) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.

     If at any time the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause (ii),
(i) all of the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in an amount (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 12.4) or U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest, if any, on all of the Notes on each date that such principal or interest, if any, is due and payable in accordance with the terms of this Indenture and the Notes; then the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes on the date of the deposit referred to in clause (b) above and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 2.3 with respect to the Notes) and the Trustee, on demand of the Company accompanied by an Officer's Certificate and an

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

Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging the same.

     In addition to discharge of this Indenture pursuant to the next preceding paragraph, if the exact amount described in subparagraph (a) below can be determined at the time of making the deposit referred to in such subparagraph
(a), the Company shall be deemed to have paid and discharged the entire indebtedness on all of the Notes on the 91st day after the date of the deposit referred to in subparagraph (a) below, and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of the Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 2.3 with respect to the Notes) and the Trustee, on demand of the Company accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging the same, if

     (a) with reference to this provision the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest, if any, on all of the Notes on each date that such principal or interest, if any, is due and payable in accordance with the terms of this Indenture and the Notes;

     (b) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; and

     (c) the Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y), since the date hereof, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

     SECTION 12.2. Application by Trustee of Funds Deposited for Payment of Notes. Subject to Section 12.4, all moneys deposited with the Trustee pursuant to Section 12.1 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the Holders of the Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to

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

become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

     SECTION 12.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 12.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note register notice that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 12.5. Indemnity for U.S. Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
12.1 or the principal or interest received in respect of such obligations.

                                  ARTICLE XIII

                                   Amendments
                                   ----------

     SECTION 13.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

     (1) to cure any ambiguity or correct any inconsistency;

     (2) to evidence the assumption by a Successor Company of the Company's obligations under this Indenture and the Notes;

     (3) secure the Notes;

     (4) to add additional covenants or Events of Default for the protection of the holders of the Notes;

     (5) to evidence the acceptance of appointment of a successor trustee; or

     (6) to amend the Indenture or the Notes in any other manner necessary or desirable and that will not adversely affect the rights of any Holder.

     After an amendment under this Section 13.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.1.

     SECTION 13.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, without the consent of each Note then outstanding, an amendment may not:

     (1) extend the stated maturity of the principal of any Note;

     (2) reduce the amount of the principal of any Note;

     (3) reduce the rate or extend the time of payment of interest on any Note;

     (4) reduce or alter the method of computation of any amount payable on or at redemption or repayment of any Note;

     (5) change the coin of currency in which principal, interest and redemption or repurchase price are payable;

     (6) change the terms applicable to redemption or repurchase in a manner adverse to the Noteholder;

     (7) make any change that adversely affects the right to convert the Notes, or decrease the conversion rate with respect to the Notes;

     (8) impair of affect the right to institute suit for the enforcement of any payment or repayment of any Note; or

     (9) reduce the percentage stated above of the holders of Notes who must consent to a modification to the Indenture or the Notes.

     It shall not be necessary for the consent of the Holders under this Section
13.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 13.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 13.2.

     SECTION 13.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 13.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 13.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

     SECTION 13.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

     SECTION 13.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article XIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and (subject to Section 11.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                  ARTICLE XIV

                                  Miscellaneous
                                  -------------

     SECTION 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     SECTION 14.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Halliburton Company
                           1401 McKinney, Suite 2400
                           Houston, Texas  77010
                           Attention:  Chief Financial Officer
                           Facsimile No.: (713) 759-2603

                           With copies to:
                           Baker Botts L.L.P.
                           910 Louisiana, Suite 3200
                           Houston, Texas  77002
                           Attention: Darrell W. Taylor
                           Facsimile No.: (713) 229-2813

                           if to the Trustee:

                           JPMorgan Chase Bank
                           600 Travis, Suite 1150
                           Houston, Texas  77002
                           Attention:  Institutional Trust Services
                           Facsimile No.:  (713) 577-5200


     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 14.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

     SECTION 14.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company or such other obligor upon the Notes, as the case may be, shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officer's Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officer's Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

     SECTION  14.5.   Statements  Required  in  Certificate  or  Opinion.   Each
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (2) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

     SECTION 14.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

     SECTION 14.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 14.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 14.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

     SECTION 14.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 14.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 14.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

     SECTION 14.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       HALLIBURTON COMPANY


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       JPMORGAN CHASE BANK, as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A



                           [FORM OF FACE OF SECURITY]

                                                                   [Global Note]
                                                             [Certificated Note]

[UNTIL THIS SECURITY IS SOLD UNDER AN EFFECTIVE REGISTRATION STATEMENT, IT SHALL BEAR THE FOLLOWING LEGEND.] THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT

     (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,

     (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),

     (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR

     (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND

     (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY

THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION
THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[IF THIS SECURITY HAS BEEN TRANSFERRED PURSUANT TO REGULATION S, IT SHALL BEAR THE FOLLOWING LEGEND.] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING
THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN

THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR A SIMILAR  VIOLATION  UNDER ANY  APPLICABLE  SIMILAR
LAWS.


[IF THIS SECURITY IS TO BE A GLOBAL NOTE- ] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND.] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO HALLIBURTON COMPANY OR IS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED I THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE

TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS N WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.                                          Principal Amount $
   -----------------                                           -----------------
                                             as revised by the Schedule of
                                             Increases and Decreases in the
                                             Global Note attached hereto

                                             CUSIP NO.
                                                      --------------------------


                               HALLIBURTON COMPANY

                  3?% Convertible Senior Note due July 15, 2023

     Halliburton Company, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $ Dollars, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on July 15, 2023.

     Interest Payment Dates: January 15 and July 15.

     Record Dates: January 1 and July 1.

     Additional provisions of this Note are set forth on the other side of this Note.

                                       HALLIBURTON COMPANY


                                       By:
                                          --------------------------------------



                                       By:
                                          --------------------------------------

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Dated:

JPMORGAN CHASE BANK

as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.


By:
   ------------------------------------------
   Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                               HALLIBURTON COMPANY

                  3?% Convertible Senior Note due July 15, 2023

1.       Interest

     Halliburton Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

     The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from June 30, 2003. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.

2.       Method of Payment

     On or before the date on which any principal of or interest in any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each January 15 and July 15, beginning January 15, 2004, to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the record date and on or before the Interest Payment Date.

     The Company will pay principal and interest and Additional Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments (including principal and interest and Additional Amounts, if any) in respect of the Notes represented by the Global Notes, will be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company will make all payments in respect of a Definitive Note (including principal and interest) at the office or agency maintained by the Company for such purposes in the City of New York or, at the Company's option, by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register; provided, however, that payments on the Notes may also be made, at the Company's option, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder requests payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       Paying Agent and Registrar

     Initially, JPMorgan Chase Bank ("Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.       Indenture

     The Company issued the Notes under an Indenture dated as of June 30, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect from time to time (the "Act"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured senior obligations of the Company limited to $1,200,000,000 aggregate principal amount.

5. Redemption at the Option of the Company

     No sinking fund is provided for the Notes. The Notes are redeemable for cash in whole, or in part, at any time on or after July 15, 2008 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest (including Additional Amounts, if any) to the Redemption Date.

6. Notice of Redemption at the Option of the Company

     Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date interest (including Additional Amounts, if any), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

7. Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change

     (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on July 15, 2008, July 15, 2013 and July 15, 2018 (each, a "Purchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest (including Additional Amounts, if any) to such Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash.

     Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

     (b) If a Fundamental Change shall occur at any time prior to July 15, 2008, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 35 days after the date of the Company Notice of the occurrence of the Fundamental Change (subject to extension to comply with applicable law) for a Fundamental Change Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Additional Amounts, if any) to the Fundamental Change Purchase Date, which Fundamental Change Purchase Price shall be paid by the Company in cash, as set forth in the Indenture.

     (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

     (d) If cash sufficient to pay a Fundamental Change Purchase Price or Purchase Price, as the case may be, of all Notes or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Purchase Date, as the case may be, interest (including Additional Amounts, if any) shall cease to accrue on such Notes (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon surrender of such Note).

8.       Ranking

     The Notes shall be unsecured and shall rank equally in right of payment with all of the Company's other existing and future unsecured and unsubordinated Indebtedness.

9.       Conversion

     Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock on or before the close of business on July 15, 2023 during the periods and upon satisfaction of at least one of the conditions set forth below:

     (a) in any calendar quarter (and only during such calendar quarter) if the Last Reported Sale Price for Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price per share of Common Stock on such last Trading Day;

     (b) during any period in which both (A) the credit rating assigned to the Notes by Moody's Investors Service, Inc. is lower than Ba1 and (B) the credit rating assigned to the Notes by Standard & Poors Rating Services is lower than BB+;

     (c) during any period in which the Notes no longer are assigned credit ratings by at least one of Moody's Investors Services, Inc. and Standard & Poor's Ratings Services or their successors;

     (d) in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; or

     (e) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash or property (other than securities), in which case a Holder may surrender Notes for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

     (f) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 15% of the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or
(ii) distribute to all holders of Common Stock rights entitling them to purchase, for a period expiring within 60 days after the date of such distribution, shares of Common Stock at less than the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 Business Days immediately prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place; provided, however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "ex-dividend date," when used with respect to any issuance or distribution, shall mean the first date on which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of the Common Stock to its buyer.

     Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to Article VI or VII may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 26.5583 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company shall deliver, at its option, shares of Common Stock, cash or a combination of cash and shares of Common Stock. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

     Holders of Notes at the close of business on a regular record date will receive payment of interest, payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the close of business on such regular record date. Notes surrendered for conversion by a Holder during the period from the close of business on any regular record date to the opening of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest that the Holder is to receive on the Notes; provided, however, that no such payment need be made if (1) the Company has specified a Redemption Date that is after a regular record date and on or prior to the immediately following Interest
Payment Date, (2) the Company has specified a Purchase Date following a Fundamental Change that is during such period, or (3) any overdue interest exists at the time of conversion with respect to such Notes to the extent of such overdue interest. The Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

     To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

     A Holder may convert a portion of the Notes only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of the Notes, that portion of accrued and unpaid interest attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of the Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of the Notes being converted pursuant to the terms hereof; and the Fair Market Value of such shares of Common Stock, cash or a combination thereof, at the Company's election (together with any such cash payment in lieu of fractional shares, if any) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date, and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding the conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Additional Amounts in accordance with the Registration Rights Agreement.

10.      Denominations; Transfer; Exchange

     The Notes are in registered form, without coupons, in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date. In the event of any redemption or purchase in part, the Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) for a period of 15 days before the mailing of a Redemption Notice, Purchase Notice or Fundamental Change Purchase Notice.

11.      Persons Deemed Owners

     The registered Holder of this Note may be treated as the owner of this Note for all purposes.

12.      Unclaimed Money

     If money for the payment of the principal of or interest on the Notes remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Defeasance

     Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to maturity.

14.      Amendment, Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and (ii) any past default (other than with respect to nonpayment) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes.

15.      Defaulted Interest

     Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant regular record date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.13.

16.      Defaults and Remedies

     If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare the principal amount and any accrued and unpaid interest (including Additional Amounts, if any), of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default, which shall result in the Notes being declared due and payable immediately upon the occurrence of such Events of Default.

     Events of Default in respect of the Notes are set forth in Section 10.1. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, conditions and exceptions, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power, including the annulment of a declaration of acceleration.

17.      Consolidation, Merger and Sale of Assets

     In the event of a consolidation, merger, or sale of assets to convey, transfer or lease of all or substantially all of Company's property or assets as described in Article IV, the successor corporation to the Company shall succeed to and be substituted for the Company, and may exercise the Company's rights and powers under this Indenture, and thereafter, except in the case of a lease, the Company shall be relieved of all obligations and covenants under the Indenture and the Notes.

18.      Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, each of the Trustee, Paying Agent, Conversion Agent and Registrar under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

19.      No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

20.      Authentication

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

21.      Abbreviations

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

22.      CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

23.      Governing Law

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this
Note in larger type. Requests may be made to:

                           Halliburton Company
                           1401 McKinney, Suite 2400
                           Houston, Texas  77010
                           Attention:  Chief Financial Officer
                           Facsimile No.: (713) 759-2603

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

               ---------------------------------------------------
              (Print or type assignee's name, address and zip code)

                    ----------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of
                        ------------
the Company.  The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                                  Your Signature:
     ------------------------------                   --------------------------

Signature Guarantee:
                    ------------------------------------------------
                           (Signature must be guaranteed)

--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

     In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1             acquired for the undersigned's own account, without transfer; or
    ------

2             transferred to the Company; or
    ------

3 transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or
    ------

4 transferred pursuant to an effective registration statement under the Securities Act; or
    ------

5 transferred pursuant to and in compliance with Regulation S under the Securities Act; or
    ------

6 transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or
    ------

7 transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.
    ------

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


                                       ------------------------------
                                       Signature
Signature Guarantee:

-------------------------              ------------------------------
(Signature must be guaranteed)         Signature


--------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                           NOTICE:  To be executed by an executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

    The following increases or decreases in this Global Note have been made:



                                                                     Principal Amount of         Signature of
                  Amount of decrease in    Amount of increase in      this Global Note       authorized signatory
    Date of        Principal Amount of      Principal Amount of        following such         of Trustee or Notes
   Exchange         this Global Note         this Global Note       decrease or increase           Custodian
---------------- ------------------------ ------------------------ ------------------------ ------------------------



                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 7.1 of the Indenture, check the box:
                                            ---------

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 7.1 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $ .



Date:                       Your Signature:
     ----------------------                -------------------------------------
                            (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:
                    -----------------------------------------
                           (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

   Re: 3?% Convertible Senior Notes due July 15, 2023 of Halliburton Company
                                (the "Company").



     This  Certificate  relates to  $                        principal amount of
                                     ----------------------
Notes   held   in   *         book-entry   or   *         definitive   form   by
                     --------                    --------
                    (the "Transferor").
-------------------

     The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

     In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of June 30, 2003 (as amended or supplemented to date, the "Indenture"), between the Company and JPMorgan Chase Bank, as trustee (the "Trustee"), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

            Such Note is being acquired for the Transferor's own account without
     ------
transfer.

            Such  Note is  being  transferred (i) to a " qualified institutional
     ------
buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of the Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S attached to this
Note).

            Such Note  is being  transferred  (i) pursuant to an exemption  from
     ------
registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

            Such  Note is being  transferred  in reliance  on and in  compliance
     ------
with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).






----------------------------------
         *     Fill in blank or check appropriate box, as applicable.

     You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                           [INSERT NAME OF TRANSFEROR]


                           By:
                              ------------------------------------------
                           Name:
                           Title:
                           Address:


                           Date:
                                ----------------------------------------

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                             -------------, ----

JPMorgan Chase Bank, as Registrar
600 Travis, Suite 1150
Houston, Texas 77002
Attention: Institutional Trust Services

Ladies and Gentlemen:

     In connection with our proposed sale of certain 3?% Convertible Senior Notes due July 15, 2023 (the "Notes"), of Halliburton Company (the "Company"), we represent that:

     (i) the offer or sale of the Notes was made in an "offshore transaction";

     (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable;

     (iv) if this transfer of the Note is being made prior to the expiration of the one-year Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through The Euroclear System or Clearstream Banking, societe anonyme; and

     (v) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                       Very truly yours,


                                       Name of Transferor:


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                            FORM OF CONVERSION NOTICE

To:  Halliburton Company

     The undersigned registered holder of this Note hereby exercises the option to convert this Note, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for shares of Common Stock of Halliburton Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares, if any, issuable and deliverable upon such conversion, together with any check for cash deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this Note.

Dated:                                 -----------------------------------------


                                       -----------------------------------------

                                                     Signature(s)


                                       Signature(s) must be guaranteed by
                                       a commercial bank or trust company
                                       or a member  firm of a major stock
                                       exchange if shares of Common Stock
                                       are to be  issued,  or Notes to be
                                       delivered, other than to or in the
                                       name of the registered holder.


                                       -----------------------------------------
                                                  Signature Guarantee

Fill in for registration of shares if
to be delivered, and Notes, if to be
issued, other than to and in the name
of registered holder:

                                            Principal Amount to be purchased (if
--------------------------------------      less than all):
(Name)


--------------------------------------      $         ,000
(Street Address)                             ---------


--------------------------------------      Social Security or Other Taxpayer
(City, state and zip code)                  Number


Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To:  Halliburton Company

     The undersigned registered holder of this Note hereby acknowledges receipt of a notice from Halliburton Company (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Note and directs that the check of the Company, in payment for this Note or the portion thereof and any Notes representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Note not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

Dated:                                        ----------------------------------
                                                         Signature(s)

                                              Signature(s) must be guaranteed by
                                              a commercial bank or trust company
                                              or a member  firm of a major stock
                                              exchange   if  Notes   are  to  be
                                              delivered, other than to or in the
                                              name of the registered holder.

                                              ----------------------------------
                                                      Signature Guarantee

Fill in for registration of Notes if to be issued other than to and in the name of registered holder:


-----------------------------------
(Name)


-----------------------------------
(Street Address)


-----------------------------------
(City, state and zip code)

Please print name and address
                                       Principal Amount to be purchased (if less
                                       than all):  $      , 000
                                                    ------
                                       Social Security or Other Taxpayer Number

                                                                      EXHIBIT B


                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK


                [NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

   Re: Halliburton Company 3?% Convertible Senior Notes Due 2023 (the "Notes")


     Reference is hereby made to the Indenture dated as of June 30, 2003 between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

     In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

     CHECK ONE BOX BELOW

     (1)          to the Company; or
          ------

     (2) to a "qualified institutional buyer" (as defined in Rule 144A ------ under the Securities Act of 1933) in accordance with Rule 144A under the Securities Act of 1933;

     (3) pursuant to and in compliance with Regulation S under the ------ Securities Act of 1933 in off-shore transactions to non-U.S.
                  Persons; or

     (4)          pursuant   to   an  exemption  from   registration  under  the
          ------  Securities Act of 1933 provided by Rule 144 thereunder.

     Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                            [Name of Transferor],


                                            By
                                               Name:
                                               Title:


                                               Dated: